Exhibit 99.1

Tlf: +45 96 34 73 00	BDO Statsautoriseret revisionsaktieselskab
aalborg@bdo.dk	Visionsvej 51
www.bdo.dk	DK-9000 Aalborg
CVR-no. 20 22 26 70

PROVITAL SOLUTIONS A/S

ÅRSRAPPORT ANNUAL REPORT

2013

The English part of this document is an unofficial translation of the original Danish text, and in case of    any discrepancy between the Danish text and the English translation, the Danish text shall prevail.

CVR-NR. 32 56 23 02

CVR NO. 32 56 23 02

INDHOLDSFORTEGNELSE CONTENTS

Side Page

Selskabsoplysninger Company Details

Selskabsoplysninger Company details	2

Påtegninger Statement and Report

Ledelsespåtegning Statement by Board of Directors and Board of Executives	3

Den uafhængige revisors erklæringer Independent Auditor's Report	4-5

Ledelsesberetning Management's Review

Ledelsesberetning Management's Review	6-7

Årsregnskab 1. januar - 31. december Financial Statements 1 January - 31 December

Anvendt regnskabspraksis Accounting Policies	8-12

Resultatopgørelse Income Statement	13

Balance Balance Sheet	14-15

Noter Notes	16-19

BDO Statsautoriseret revisionsaktieselskab, en danskejet revisions- og rådgivningsvirksomhed, er medlem af BDO International Limited - et UK-baseret selskab med begrænset hæftelse - og en del af det internationale BDO netværk bestående af uafhængige medlemsfirmaer.

BDO Statsautoriseret revisionsaktieselskab, a Danish limited liability company, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

SELSKABSOPLYSNINGER

COMPANY DETAILS

Selskabet	Provital Solutions A/S
Company	Niels Jernes vej 10
9220 Aalborg Øst

	CVR-nr.: CVR no.:	32 56 23 02
	Stiftet: Established:	1. september 2009 1 September 2009
	Hjemsted: Registered Office:	Hobro
	Regnskabsår: Financial Year:	1. januar - 31. december 1 January - 31 December

Bestyrelse Board of Directors	Thor Jespersen, formand Chairman
Sune Mathiesen
Jesper Jespersen

Direktion Board of Executives	Sune Mathiesen

Revision	BDO Statsautoriseret revisionsaktieselskab
Auditor	Visionsvej 51
9000 Aalborg

Pengeinstitut	Jyske Bank
Bank

Oversættelsesforbehold Translation Disclaimer

Den engelske del af dette dokument er en uofficiel oversættelse af den originale danske tekst, og i tilfælde af uoverensstemmelse mellem den danske tekst og den engelske oversættelse, har den danske tekst forrang.

The English part of this document is an unofficial translation of the original Danish text, and in case of any discrepancy between the Danish text and the English translation, the Danish text shall prevail.

LEDELSESPÅTEGNING

STATEMENT BY BOARD OF DIRECTORS AND BOARD OF EXECUTIVES

Bestyrelsen og direktionen har dags dato behandlet og godkendt årsrapporten for 1. januar - 31. december 2013 for Provital Solutions A/S.	Today the board of directors and board of executives have discussed and approved the Annual Report of Provital Solutions A/S for 1 January - 31 December 2013.

Årsrapporten aflægges i overensstemmelse med US GAAP.	The Annual Report has been prepared in accordance with US GAAP.

Det er vores opfattelse, at årsregnskabet giver et retvisende billede af selskabets aktiver, passiver og finansielle stilling pr. 31. december 2013 samt af resultatet af selskabets aktiviteter for regnskabsåret 1. januar - 31. december 2013.

In our opinion the financial statements give a true and fair view of the Company’s financial position at 31 December 2013 and of the results of the Company’s operations for the financial year 1 January - 31 December 2013.

Ledelsesberetningen indeholder efter vores opfattelse en retvisende redegørelse for de forhold, beretningen omhandler.	The management's review includes in our opinion a fair presentation of the matters dealt with in the review.

Hobro, den 27. juni 2014 Hobro, 27 June 2014

Direktion Board of Executives

/s/ Sune Mathiesen
Sune Mathiesen

Bestyrelse Board of Directors

/s/ Thor Jespersen	/s/ Sune Mathiesen	/s/ Jesper Jespersen
Thor Jespersen Formand Chairman	Sune Mathiesen	Jesper Jespersen

DEN UAFHÆNGIGE REVISORS ERKLÆRINGER

INDEPENDENT AUDITOR'S REPORT

Til kapitalejerne i Provital Solutions A/S	To the Shareholders of Provital Solutions A/S

PÅTEGNING PÅ ÅRSREGNSKABET	REPORT ON THE FINANCIAL STATEMENTS

Vi har revideret årsregnskabet for Provital Solutions A/S for regnskabsåret 1. januar - 31. december 2013 og 2012, der omfatter anvendt regnskabspraksis, resultatopgørelse, balance og noter. Årsregnskabet udarbejdes efter US GAAP.

We have audited the financial statements of Provital Solutions A/S for the financial year 1 January to 31 December 2013 and 2012, which comprise a summary of significant accounting policies, income statement, balance sheet and notes. The financial statements are prepared in accordance with US GAAP.

Ledelsens ansvar for årsregnskabet	The Board of Directors and Board of Executives responsibility for the Financial statements

Ledelsen har ansvaret for udarbejdelsen af et årsregnskab, der giver et retvisende billede i overensstemmelse med US GAAP. Ledelsen har endvidere ansvaret for den interne kontrol, som ledelsen anser nødvendig for at udarbejde et årsregnskab uden væsentlig fejlinformation, uanset om denne skyldes besvigelser eller fejl.

The board of directors and board of executives are responsible for the preparation of financial statements that give a true and fair view according to US GAAP and for such internal control as the board of directors and board of executives determine is necessary to enable the preparation of financial statements free from material misstatement, whether due to fraud or error.

Revisors ansvar	Auditor's Responsibility

Vores ansvar er at udtrykke en konklusion om årsregnskabet på grundlag af vores revision. Vi har udført revisionen i overensstemmelse med internationale standarder om revision og US GAAP. Dette kræver, at vi overholder etiske krav samt planlægger og udfører revisionen for at opnå høj grad af sikkerhed for, om årsregnskabet er uden væsentlig fejlinformation.

Our responsibility is to express an opinion on the financial statements based on our audit. We have conducted our audit in accordance with International Standards on Auditing and US GAAP. This requires that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

En revision omfatter udførelse af revisionshandlinger for at opnå revisionsbevis for beløb og oplysninger i årsregnskabet. De valgte revisionshandlinger afhænger af revisors vurdering, herunder vurdering af risici for væsentlig fejlinformation i årsregnskabet, uanset om denne skyldes besvigelser eller fejl. Ved risikovurderingen overvejer revisor intern kontrol, der er relevant for virksomhedens udarbejdelse af et årsregnskab, der giver et retvisende billede. Formålet hermed er at udforme revisionshandlinger, der er passende efter omstændighederne, men ikke at udtrykke en konklusion om effektiviteten af virksomhedens interne kontrol. En revision omfatter endvidere vurdering af, om ledelsens valg af regnskabspraksis er passende, om ledelsens regnskabsmæssige skøn er rimelige samt den samlede præsentation af årsregnskabet.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatements of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the board of directors and board of executives, as well as the overall presentation of the financial statements.

DEN UAFHÆNGIGE REVISORS ERKLÆRINGER

INDEPENDENT AUDITOR'S REPORT

Det er vores opfattelse, at det opnåede revisionsbevis er tilstrækkeligt og egnet som grundlag for vores konklusion.	We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Revisionen har ikke givet anledning til forbehold.	The audit has not resulted in any qualification.

Konklusion	Opinion

Det er vores opfattelse, at årsregnskabet giver et retvisende billede af selskabets aktiver, passiver og finansielle stilling pr. 31. december 2013 samt af resultatet af selskabets aktiviteter for regnskabsåret 1. januar - 31. december 2013 i overensstemmelse med US GAAP.

In our opinion, the financial statements give a true and fair view of the Company's financial position at 31 December 2013 and 2012 and of the results of the Company's operations for the financial year 1 January - 31 December 2013 and 2012 in accordance with US GAAP.

Supplerende oplysning vedrørende forhold i regnskabet	Emphasis of matter in the financial statements

Uden at det har påvirket vores konklusion, skal vi henvise til omtale i årsregnskabets note 11 og ledelsesberetningen, hvoraf det fremgår, at der kan være usikkerhed om værdien af en debitor på i alt 1.290 tkr.

Without having an impact on our opinion, we refer to the description in note 11 of the financial statements and management's review, where it is noted that there is uncertainty of the measurement of one debtor of DKK´000 1,290.

UDTALELSE OM LEDELSESBERETNINGEN	STATEMENT ON THE MANAGEMENT’S REVIEW

Vi har i henhold til årsregnskabsloven gennemlæst ledelsesberetningen. Vi har ikke foretaget yderligere handlinger i tillæg til den udførte revision af årsregnskabet. Det er på denne baggrund vores opfattelse, at oplysningerne i ledelsesberetningen er i overensstemmelse med årsregnskabet.

Pursuant to the Danish Financial Statements Act, we have read the management’s review. We have not performed any further procedures in addition to the audit of the financial statements. On this basis, it is our opinion that the information provided in the management’s review is consistent with the financial statements.

Aalborg, den 27. juni 2014 Aalborg, 27 June 2014

BDO Statsautoriseret revisionsaktieselskab

/s/ Poul Ø. AndersenSøren	/s/ Søndergaard Jensen
Poul Ø. AndersenSøren	Søndergaard Jensen
Statsautoriseret revisor	Statsautoriseret revisor
State Authorised Public Accountant	State Authorised Public Accountant

LEDELSESBERETNING

MANAGEMENT'S REVIEW

Væsentligste aktiviteter	Principal activities

Selskabets formål er at producere fuldautomatiserede filtreringsanlæg til applikationer indenfor pool og spa markedet, maritime applikationer samt en række industrielle applikationer. Produkterne afsættes i Danmark samt internationalt. Derudover al virksomhed, som efter bestyrelsens skøn, er beslægtet hermed.

The objectives of the company are to manufacture fully-automated filtering systems for applications within the pool and spa market, maritime applications and a number of industrial applications. The products are sold in Denmark and on the international market. In addition, all activities deemed to be associated herewith by the board of directors.

Usikkerhed ved indregning og måling	Uncertainty on recognition or measurement
Selskabet har en debitor med på kr. 1.290t Dkr. der pr. regnskabets afslutning ikke er betalt. Ledelsen vurderer, at beløbet indgår og beløbet er derfor medtaget fuldt i regnskabet.

The company has a receivable of DKK (’000) 1,290 which had not been paid at year-end. It is Management’s assessment that the amount will be received and the full amount is therefore recognised in the financial statements.

Udvikling i aktiviteter og økonomiske forhold	Development in activities and financial position

Selskabet har i løbet af den første halvdel af 2013 etableret ny produktion. Endvidere er der, gennem året, investeret i udviklingen af en ny serie produkter, baseret på en ny revolutionerende teknologi. Disse produkter komplementerer det allerede eksisterende produkt og det forventes, at produkterne kan introduceres medio 2014.

Primært med baggrund i den globale økonomiske situation, har selskabet oplevet en række forsinkelser i forskellige projekter. Dette gælder både for indgåede ordrer samt projekter hvor selskabets produkter er foreskrevet. På trods af dette har selskabet opnået en tilfredsstillende omsætning og resultat, ligesom selskabets ordrebeholdning er støt stigende.

Resultatet af virksomhedens drift i udgangen af perioden, fremgår af følgenderesultatopgørelse samt balance.

De anvendte principper er beskrevet under anvendt regnskabspraksis.

Periodens resultat er tilfredsstillende.

The company established a new production during the first half of 2013. In addition, the company invested during the year in the development of a new series of products based on new breakthrough technology. These products are complementary to the existing product and it is expected that the products can be introduced mid 2014.

Based on primarily the global financial situation, the company experienced a number of delays in different projects. This concerns both existing orders and projects where the company’s products are ordered. In spite hereof, the company achieved satisfactory revenue and results and its volume of orders is steadily increasing.

The results of the company’s operations in the past period and the company’s financial situation at the end of the period appear from the following income statement and balance sheet.

The principles applied are described in the accounting policies.

The results for the period are satisfactory.

Betydningsfulde hændelser, indtruffet efter regnskabsårets afslutning	Significant events after the end of the financial year
Der er ikke efter regnskabsårets afslutning indtruffet begivenheder af væsentlig betydning for selskabets finansielle stilling.	No events have occurred after the balance sheet date of material importance for the financial statements.

LEDELSESBERETNING

MANAGEMENT'S REVIEW

Forventninger til fremtiden	Future expectations

Der forventes en fortsat positiv udvikling i selskabet. Der forventes et fortsat stigende aktivitetsniveau og fortsat positiv udvikling i såvel omsætning som resultat. Produktet/teknologien møder støt stigende genkendelse fra markedet, hvilket bidrager positivt til udviklingen i omsætning og ordrebeholdning. Etableringen af den nye produktion har allerede bidraget positivt til selskabets resultat og konkurrenceevne. Det forventes, at dette fortsat vil bidrage positivt til selskabets resultat i den kommende periode.

Selskabet fokuserer        fortsat    på

                                          udviklingen     af

                                          flere     eksportmarkeder,

                                          hvilket     allerede       har

                                         betydeten              positiv

udvikling. Det forventes, at denne fokusering fortsat vil bidrage positivt.

The company is expected to continue its positive development. An increasing level of activity is expected and a positive development in both revenue and results. The product/technology meets increasing recognition from the market which contributes positively to the development in revenue and order volume. The establishment of the new production has already contributed positively to the company’s results and competitive power. It is expected that this will continue to contribute positively to the company’s results in the coming period.

The company continues to have focus on the development of additional export markets which has already led to a positive development. It is expected that this focus will continue to contribute to a positive development.

ANVENDT REGNSKABSPRAKSIS

ACCOUNTING POLICIES

Årsrapporten for Provital Solutions A/S for 2013 er aflagt i overensstemmelse med US GAAP	The annual report of Provital Solutions A/S for 2013 has been presented in accordance with US GAAP.

Årsrapporten er udarbejdet efter samme regnskabspraksis som sidste år.	The Annual Report is prepared consistently with the accounting principles used last year.

Generelt om indregning og måling	General about recognition and measurement

I resultatopgørelsen indregnes indtægter i takt med, at de indtjenes, herunder indregnes værdireguleringer af finansielle aktiver og forpligtelser. I resultatopgørelsen indregnes ligeledes alle omkostninger, herunder afskrivninger og nedskrivninger.

Income is recognised in the income statement as and when it is earned, including recognition of value adjustments of financial assets and liabilities. Any costs, including depreciation, amortisation and writedown, are also recognised in the income statement.

Aktiver indregnes i balancen, når det er sandsynligt, at fremtidige økonomiske fordele vil tilflyde selskabet, og aktivets værdi kan måles pålideligt.	Assets are recognised in the balance sheet when it is likely that future economic benefits will flow to the company and the value of the asset can be measured reliably.

Forpligtelser indregnes i balancen, når det er sandsynligt, at fremtidige økonomiske fordele vil fragå selskabet, og forpligtelsens værdi kan måles pålideligt.	Liabilities are recognised in the balance sheet when it is likely that future economic benefits will flow from the company and the value of the liability can be measured reliably.

Ved første indregning måles aktiver og forpligtelser til kostpris. Efterfølgende måles aktiver og forpligtelser som beskrevet for hver enkelt regnskabspost nedenfor.	The initial recognition measures assets and liabilities at cost. Subsequently, assets and liabilities are measured as described in the following for each item.

Visse finansielle aktiver og forpligtelser måles til amortiseret kostpris, hvorved der indregnes en konstant effektiv rente over løbetiden. Amortiseret kostpris opgøres som oprindelig kostpris med fradrag af eventuelle afdrag samt tillæg/fradrag af den akkumulerede amortisering af forskellen mellem kostpris og nominelt beløb.

Certain financial assets and liabilities are measured at amortised cost, recognising a constant effective interest over the term. Amortised cost is stated at initial cost less any deductions and with addition/deduction of the accumulated amortisation of the difference between cost and nominal amount.

Ved indregning og måling tages hensyn til forudsigelige tab og risici, der fremkommer inden årsrapporten aflægges, og som be- eller afkræfter forhold, der eksisterede på balancedagen.	The recognition and measurement takes into account predictable losses and risks arising before the year-end reporting and which prove or disprove matters that existed at the balance sheet date.

Den regnskabsmæssige værdi af materielle anlægsaktiver gennemgås årligt for at afgøre, om der er indikation af værdiforringelse ud over det, som udtrykkes ved normal afskrivning. Hvis dette er tilfældet, foretages nedskrivning til den lavere genindvindingsværdi.

The carrying amount of tangible fixed assets should be estimated annually to determine if there is any indication of impairment in excess of the amount reflected by normal amortisation or depreciation. If this is the case, write-down should be made to the lower recoverable amount.

ANVENDT REGNSKABSPRAKSIS

ACCOUNTING POLICIES

RESULTATOPGØRELSEN	INCOME STATEMENT

Nettoomsætning	Net revenue

Anlæg produceret for fremmed regning indregnes i takt med, at produktionen udføres, hvorved nettoomsætningen svarer til salgsværdien af årets udførte arbejder (produktionsmetoden).	Plants manufactured on contract for production are recognised when the production progresses, the net revenue being equal to the sales value of the work performed for the year (the production method).

Vareforbrug	Cost of sales
Vareforbrug omfatter omkostninger, der afholdes for at opnå årets nettoomsætning. Herunder indgår direkte og indirekte omkostninger til råvarer og hjælpematerialer.	Cost of sales comprise costs incurred to achieve the net revenue for the year, including direct and indirect costs of raw materials and consumables.

Andre eksterne omkostninger	Other external costs
Andre eksterne omkostninger omfatter omkostninger til distribution, salg, reklame, administration, lokaler, tab på debitorer.	Other external costs include costs relating to distribution, sale, advertising, administration, premises, loss on bad debts.

Personaleomkostninger	Staff costs

Personaleomkostninger omfatter løn og gager, inklusiv feriepenge og pensioner samt andre omkostninger til social sikring mv. til selskabets medarbejdere. I personaleomkostninger er fratrukket modtagne godtgørelser fra offentlige myndigheder.

Staff costs comprise wages and salaries, including holiday pay and pensions and other costs for social security etc. for the company’s employees. Repayments from public authorities are included in staff costs.

Finansielle indtægter og omkostninger	Financial income and expenses in general

Finansielle indtægter og omkostninger indeholder renteindtægter og -omkostninger, finansielle omkostninger ved finansiel leasing, realiserede og urealiserede kursgevinster og -tab vedrørende værdipapirer, gæld og transaktioner i fremmed valuta, amortisering af finansielle aktiver og forpligtelser samt tillæg og godtgørelse under acontoskatteordningen mv. Finansielle indtægter og omkostninger indregnes med de beløb, der vedrører regnskabsåret.

Financial income and expenses include interest income and expenses, financial expenses of finance leases, realised and unrealised gains and losses arising from investments in financial assets, debt and transactions in foreign currencies, amortisation of financial assets and liabilities as well as charges and allowances under the tax-on-account scheme etc. Financial income and expenses are recognised in the income statement by the amounts that relate to the financial year.

Skat	Tax

Årets skat, som består af årets aktuelle skat og forskydning i udskudt skat, indregnes i resultatopgørelsen med den del, der kan henføres til årets resultat, og direkte på egenkapitalen med den del, der kan henføres til posteringer direkte på egenkapitalen.

The tax for the year, which consists of the current tax for the year and changes in deferred tax, is recognised in the income statement by the portion that can be attributed to the profit for the year, and is recognised directly in the equity by the portion that can be attributed to entries directly to the equity.

ANVENDT REGNSKABSPRAKSIS

ACCOUNTING POLICIES

BALANCEN	BALANCE SHEET

Materielle anlægsaktiver	Tangible fixed assets
Andre anlæg, driftsmateriel og inventar måles til kostpris med fradrag af akkumulerede af- og nedskrivninger.	Other plants, fixtures and equipment are measured at cost less accumulated depreciation and write-downs.

Afskrivningsgrundlaget er kostpris med fradrag af den skønnede restværdi efter afsluttet brugstid.	The depreciation base is cost less estimated residual value after end of useful life.

Der foretages lineære afskrivninger baseret på følgende vurdering af aktivernes forventede brugstider og restværdi herefter:	Straight-line depreciation is provided on the basis of an assessment of the expected useful lives of the assets and their residual value as follows:

Brugstid Restværdi Useful life Residual value

Andre anlæg, driftsmateriel og inventar	3-6 år 0%
Other plants, fixtures and equipment
Indretning af lejede lokaler	3-8 år 0-30%
Leasehold improvements

Fortjeneste eller tab ved afhændelse af materielle anlægsaktiver opgøres som forskellen mellem salgspris med fradrag af salgsomkostninger og den regnskabsmæssige værdi på salgstidspunktet. Fortjeneste eller tab indregnes i resultatopgørelsen under andre driftsindtægter eller andre driftsomkostninger.

Profit or loss on disposal of tangible fixed assets is stated as the difference between the sales price less selling costs and the carrying amount at the time of sale. Profit or loss is recognised in the income statement as other operating income or other operating expenses.

Finansielle anlægsaktiver	Fixed asset investments

Deposita omfatter huslejedeposita, som indregnes og måles til kostpris. Der afskrives ikke på deposita.	Deposits include rental deposits which are recognised and measured at amortised cost. Deposits are not depreciated.

ANVENDT REGNSKABSPRAKSIS

ACCOUNTING POLICIES

Varebeholdninger	Inventories
Varebeholdninger måles til kostpris efter FIFO-princippet. I tilfælde, hvor nettorealisationsværdien er lavere end kostprisen, nedskrives til denne lavere værdi.	Inventories are measured at cost using the FIFO-principle. If the net realisable value is lower than cost, write-down is provided to the lower value.

Kostpris for handelsvarer samt råvarer og hjælpematerialer opgøres som anskaffelsespris med tillæg af hjemtagelsesomkostninger.	The cost of merchandise as well as raw materials and consumables is calculated at acquisition price with addition of transportation and similar costs.

Kostpris for fremstillede færdigvarer samt varer under fremstilling omfatter kostpris for råvarer, hjælpematerialer, direkte løn og direkte produktionsomkostninger.	The cost of finished goods and work in progress includes the cost of raw materials, consumables, direct payroll costs and direct production costs.

Nettorealisationsværdien for varebeholdninger opgøres som salgspris med fradrag af færdiggørelsesomkostninger og omkostninger, der afholdes for at effektuere salget, og fastsættes under hensyntagen til omsættelighed, ukurans og udvikling i forventet salgspris.

The net realisable value of inventories is stated at sales price less completion costs and costs incurred to execute the sale and is determined with due regard to marketability, obsolescence and development in expected sales price.

Tilgodehavender	Accounts receivable
Tilgodehavender måles til amortiseret kostpris, hvilket sædvanligvis svarer til nominel værdi. Værdien reduceres med nedskrivning til imødegåelse af forventede tab.	Accounts receivable are measured at amortised cost which usually corresponds to nominal value. The value is reduced by write-down to meet expected losses.

Igangværende arbejder for fremmed regning	Contract work in progress

Igangværende arbejder for fremmed regning måles til salgsværdien af det udførte arbejde. Salgsværdien måles på baggrund af færdiggørelsesgraden på balancedagen og de samlede forventede indtægter på det enkelte igangværende arbejde.

Work in progress on contract is measured at the sales value of the work performed. The sales value is measured on the basis of the degree of completion on the balance sheet date and the total anticipated revenue related to the specific piece of work in progress.

ANVENDT REGNSKABSPRAKSIS

ACCOUNTING POLICIES

Skyldig skat og udskudt skat	Tax payable and deferred tax

Aktuelle skatteforpligtelser og tilgodehavende aktuel skat indregnes i balancen som beregnet skat af årets skattepligtige indkomst reguleret for skat af tidligere års skattepligtige indkomster samt for betalte acontoskatter.

Current tax liabilities and receivable current tax are recognised in the balance sheet as the calcu-lated tax on the taxable income for the year, adjusted for tax on the taxable income for previous years and taxes paid on account.

Udskudt skat måles af midlertidige forskelle mellem regnskabsmæssig og skattemæssig værdi af aktiver og forpligtelser.	Deferred tax is measured on the temporary differences between the carrying amount and the tax value of assets and liabilities.

Udskudte skatteaktiver, herunder skatteværdien af fremførselsberettiget skattemæssigt underskud, måles til den værdi, hvortil aktivet forventes at kunne realiseres, enten ved udligning i skat af fremtidig indtjening, eller ved modregning i udskudte skatteforpligtelser inden for samme juridiske skatteenhed.

Deferred tax assets, including the tax value of tax loss carry-forwards, are measured at the expected realisable value of the asset, either by set-off against tax on future earnings or by set-off against deferred tax liabilities within the same legal tax unit.

Udskudt skat måles på grundlag af de skatteregler og skattesatser, der med balancedagens lovgivning vil være gældende, når den udskudte skat forventes udløst som aktuel skat. Ændring i udskudt skat som følge af ændringer i skattesatser indregnes i resultatopgørelsen bortset fra poster, der føres direkte på egenkapitalen.

Deferred tax is measured on the basis of the tax rules and tax rates that under the legislation in force on the balance sheet date would be applicable when the deferred tax is expected to crystallise as current tax. A change in the deferred tax, which is a result of changes to tax rates, is recognised in the income statement with the exception of items that are taken directly to equity.

Gældsforpligtelser	Liabilities
Gæld er målt til amortiseret kostpris svarende til nominel værdi.	Liabilities are measured at amortised cost equal to nominal value.

RESULTATOPGØRELSE 1. JANUAR - 31. DECEMBER

INCOME STATEMENT 1 JANUARY - 31 DECEMBER

	Note	2013	2012
		kr. DKK	kr. DKK

NETTOOMSÆTNING		14.088.826	5.838.031
NET REVENUE

Vareforbrug		-3.909.409	-2.994.154
Cost of sales

BRUTTORESULTAT		10.179.417	2.843.877
GROSS PROFIT

Personaleomkostninger	1	-1.541.793	-543.961
Staff costs
Eksterne omkostninger		-2.203.286	-840.580
Other external expenses
Af- og nedskrivninger		-84.321	-10.625
Depreciation, amortisation and impairment

DRIFTSRESULTAT		6.350.017	1.448.711
OPERATING PROFIT

Andre finansielle indtægter		-22.728	4.322
Other financial income
Andre finansielle omkostninger		-338.857	-192.894
Other financial expenses

RESULTAT FØR SKAT		5.988.432	1.260.139
PROFIT BEFORE TAX

Skat af årets resultat	2	-1.500.482	271.000
Tax on profit/loss for the year

ÅRETS RESULTAT		4.487.950	1.531.139
PROFIT FOR THE YEAR

FORSLAG TIL RESULTATDISPONERING
PROPOSED DISTRIBUTION OF PROFIT

Overført resultat		4.487.950	1.531.139
Accumulated profit

I ALT		4.487.950	1.531.139
TOTAL

BALANCE 31. DECEMBER

BALANCE SHEET 31 DECEMBER

AKTIVER	Note	2013	2012
ASSETS		kr. DKK	kr. DKK

Andre anlæg, driftsmateriel og inventar		277.463	35.156
Other plants, machinery, tools and equipment
Materielle anlægsaktiver	3	277.463	35.156
Tangible fixed assets

Lejedepositum og andre tilgodehavender		48.673	41.881
Rent deposit and other receivables
Finansielle anlægsaktiver	4	48.673	41.881
Financial fixed assets

ANLÆGSAKTIVER		326.136	77.037
FIXED ASSETS

Råvarer og hjælpematerialer		2.516.883	288.726
Raw materials and consumables
Varebeholdninger		2.516.883	288.726
Inventory

Tilgodehavender fra salg og tjenesteydelser		6.582.109	1.983.714
Trade receivables
Igangværende arbejder for fremmed regning	5	3.644.750	1.660.864
Contract work in progress
Udskudte skatteaktiver		0	691.000
Provision for deferred tax
Andre tilgodehavender		32.028	319.278
Other receivables
Tilgodehavende selskabsskat		104.174	0
Receivables corporation tax
Periodeafgrænsningsposter		53.767	0
Prepayments and accrued income
Tilgodehavender		10.416.828	4.654.856
Receivables

Likvide beholdninger		961.812	1.861
Cash and cash equivalents

OMSÆTNINGSAKTIVER		13.895.523	4.945.443
CURRENT ASSETS

AKTIVER		14.221.659	5.022.480
ASSETS

BALANCE 31. DECEMBER

BALANCE SHEET 31 DECEMBER

PASSIVER	Note	2013	2012
EQUITY AND LIABILITIES		kr. DKK	kr. DKK

Selskabskapital		1.537.500	1.500.000
Share capital
Overført overskud		4.290.308	-235.142
Retained earnings / (accumulated deficit)

EGENKAPITAL	6	5.827.808	1.264.858
EQUITY

Hensættelse til udskudt skat		913.656	0
Provision for deferred tax
Andre hensatte forpligtelser		300.000	0
Other provisions for liabilities

HENSATTE FORPLIGTELSER		1.213.656	0
PROVISION FOR LIABILITIES

Ansvarlig lånekapital		2.576.942	2.386.058
Subordinate loan capital
Langfristede gældsforpligtelser	7	2.576.942	2.386.058
Long-term liabilities

Gæld til pengeinstitutter		0	23.249
Bank debt
Leverandører af varer og tjenesteydelser		3.086.537	1.086.539
Trade payables
Anden gæld		1.516.716	261.776
Other liabilities
Kortfristede gældsforpligtelser		4.603.253	1.371.564
Current liabilities

GÆLDSFORPLIGTELSER		7.180.195	3.757.622
TOTAL LIABILITIES

PASSIVER		14.221.659	5.022.480
EQUITY AND TOTAL LIABILITIES

Eventualposter mv.	8
Contingencies etc.

Pantsætninger og sikkerhedsstillelser	9
Charges and securities

Ejerforhold	10
Ownership

Oplysning om usikkerhed ved indregning og måling	11
Information on uncertainty with respect to recognition and measurement

NOTER

NOTES

	2013	2012	Note
	kr. DKK	kr. DKK

Personaleomkostninger			1
Staff costs
Løn og gager	1.406.925	495.298
Wages and salaries
Pensioner	4.920	2.160
Pensions
Omkostninger til social sikring	1.948	2.260
Social security costs
Andre personaleomkostninger	128.000	44.243
Other staff costs

	1.541.793	543.961

Skat af årets resultat			2
Tax on profit/loss for the year
Beregnet skat af årets skattepligtige indkomst	-104.174	0
Calculated tax on taxable income of the year
Regulering af udskudt skat	1.604.656	-271.000
Adjustment of deferred tax

	1.500.482	-271.000

Materielle anlægsaktiver			3
Tangible fixed assets

Andre anlæg, driftsmateriel og inventar Other plants, machinery, tools and equipment

Kostpris 1. januar 2013	56.074
Cost 1 January 2013
Tilgang	299.345
Addition
Kostpris 31. december 2013	355.419
Cost 31 December 2013

Afskrivninger 1. januar 2013	20.918
Amortisation 1 January 2013
Årets afskrivninger	57.038
Depreciation
Afskrivninger 31. december 2013	77.956
Depreciation 31 December 2013

Regnskabsmæssig værdi 31. december 2013	277.463
Carrying amount at 31 December 2013

NOTER

NOTES

		Note
Finansielle anlægsaktiver		4
Fixed asset investments

	Lejedepositum og andre tilgodehavender Rent deposit and other receivables

Kostpris 1. januar 2013	30.000
Cost 1 January 2013
Tilgang	18.673
Addition
Kostpris 31. december 2013	48.673
Cost 31 December 2013

Regnskabsmæssig værdi 31. december 2013	48.673
Carrying amount at 31 December 2013

	2013	2012
	kr. DKK	kr. DKK
Igangværende arbejder for fremmed regning			5
Contract work in progress

Der indregnes således:

Igangværende arbejder for fremmed regning (aktiver)	12.950.750	5.143.428
Contract work in progress
Acontofaktueret	-9.306.000	-3.482.564
Invioced on acount

	3.644.750	1.660.864

NOTER

NOTES

					Note
Egenkapital Equity					6

	Selskabs- kapital	Overkurs ved emission	Overført overskud	I alt
	Share capital	Share premium account	Retained profit	Total
Egenkapital 31. december 2011	500.000	0	-2.780.281	-2.280.281
Equity 31 December 2011
Kapitalforhøjelse	1.000.000	1.000.000	13.500	2.013.500
Capital increase
Overførsel til/fra andre poster		-1.000.000	1.000.000	-
Transfers to/from other items
Forslag til årets resultatdisponering			1.531.639	1.531.639
Proposed distribution of profit
Egenkapital 31. december 2012	1.500.000	0	-235.142	1.264.858
Equity 31 December 2012
Kapitalforhøjelse	37.500	37.500		75.000
Capital increase
Overførsel til/fra andre poster		-37.500	37.500
Transfers to/from other items
Forslag til årets resultatdisponering			4.487.950	4.487.950
Proposed distribution of profit

Egenkapital 31. december 2013	1.537.500	0	4.290.308	5.827.808
Equity 31 December 2013

Selskabskapitalen er forhøjet med 1.000 tkr. i marts 2012 og 37,5 tkr. i maj 2013.

Selskabskapitalen består af 1.500.000 kapitalandele á nominelt DKK 1, der ikke er opdelt i aktie klasser.

Der er i forbindelse med kapitaludvidelsen afholdt 3 tkr. i omkostninger til juridisk assistance.

Selskabet har udstedt tegningsretter for i alt 75.000 stk. á nom. 1 kr. til kurs 2.

De udstedte tegningsretter berettiger til tegning af en kapitalforhøjelse på op til nom. kr. 75.000.

Udnyttelse af tegningsretten udløber i følge aftalen 1. maj 2015

The share capital has increased with DKK´000 1,000 i March 2012 and DKK´000 37.5 in May 2013.

The share capital consist of 1,500,000 shares of a nominal value of DKK 1 and the shares is not divided into class of shares.

In connection with the capital increase, there has incurred cost for legal assistance of DKK´000 3.

The company has issued subscription rights, in total 75,000 rights in the denomination of DKK 1, at price 2. The subscription rights allow subscription of a capital increase of up to a nominal amount of DKK 75,000. The exercise of the subscription right expires on 1 May 2015 according to the agreement

Langfristede gældsforpligtelser Long-term liabilities					7
	1/1 2013	31/12 2013	Afdrag	Restgæld
	gæld i alt	gæld i alt	næste år	efter 5 år
	1/1 2013	31/12 2013	Repayment	Debt outstanding
	total liabilities	total liabilities	next year	after 5 years

Gældsbrev	2.386.058	2.576.942	0	0
Debt security

	2.386.058	2.576.942	0	0

NOTER

NOTES

Note

Eventualposter mv. Contingencies etc.	8

Gældsbrev
Debt security
500 tkr. af den langfristede gældsforpligtelse skal tilbagebetales senest den 31. december 2016.

1.497 tkr. af den langfristede gældsforpligtelse skal efter den 31. december 2014 afvikles til kurs 150 og efter den 31. december 2015 til kurs 200.

DKK´000 500 of the long term debt is repayable by 31 December 2016.
DKK´000 1,497 of the long term debt is repayable by 31 December 2014 at a rate of 150 and after 31 December 2015 at a rate to 200.

Selskabet er involveret i en retssag, der dog ikke forventes at medføre tab for selskabet.
The company is part in a litigation, that is not expected to cause losses for the company.

Pantsætninger og sikkerhedsstillelser Charges and securities	9

Provital Solutions A/S har stillet rettighederne til udviklingsprojektet til sikkerhed for opfyldelse af låneaftalen til NOVI Innovation A/S og Forsknings- og Innovationsstyrelsen.
Provital Solutions A/S has provided the rights for the development project as security for fulfilment of the loan agreement to NOVI Innovation A/S and Forsknings- og Innovtionsstyrelsen.

Selskabet har udstedt virksomhedspant på 4.000 tkr. til Jyske bank

The company has issued a business charge of DKK (’000) 4,000 to Jyske bank.

Ejerforhold Ownership	10
Følgende aktionær er noteret i selskabets særlige aktionærfortegnelse over betydelige kapitalposter som ejende minimum 5% af stemmerne eller selskabskapitalen:
The following shareholder is recorded in the company's register of shareholders as owning more than 5% of the votes or the share capital: NOVI Innovation A/S
Niels Jernes Vej 10 9220 Aalborg Øst Forsknings- og Innovationsstyrelsen Bredgade 43 1260 København K MASU A/S Søren Møllers Gade 4A 8900 Randers

Oplysning om usikkerhed ved indregning og måling Information on uncertainty with respect to recognition and measurement	11
Der er en usikkerhed om værdien af en debitor på i alt 1.290 tkr. Ledelsen vurderer, at beløbet indgår og beløbet er derfor medtaget fuldt ud i regnskabet.

There is uncertainty in relation to measurement of one debtor totalling DKK´000 1,290. It is Management assessment that the debtor will pay why the full amount has be disclosed in the financial statements.